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                                                                   EXHIBIT 10.18

  Settlement Agreement and General Release, dated October 22, 1999, between the Company and Inverness Partners, Inc. Incorporated by Reference to
         Exhibit 10.18 of the Company's Quarterly Report on Form 10-Q for the period ended September 30, 1999.

                   SETTLEMENT AGREEMENT AND GENERAL RELEASE

     THIS Settlement Agreement and General Release (this "Agreement") is entered into among John Davidson ("Davidson"), Inverness Partners, Inc. ("Inverness") and Cumetrix Data Systems Corp. (hereinafter referred to as "Company").

                                   Recitals:
                                   --------

     A. Davidson was employed by Company as Chief Executive Officer, pursuant to an agreement between the Company and Inverness dated September 8, 1999, as amended October 8, 1999 (the "Services Agreement"). Company now desires that Davidson's duties and responsibilities be terminated and that the Services Agreement be terminated.

     B. Davidson, Inverness and Company wish to enter into an agreement to clarify and resolve any disputes which may exist between them arising out of the Services Agreement or otherwise.

                                  Agreements:
                                  ----------

     NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises contained below, it is agreed as follows:

     1.  Davidson's Position.  Effective October 22, 1999, all of Davidson's
         -------------------
positions with Company are terminated.

     2.  Cash Payments by the Company.  The Company will pay to Inverness the
         ----------------------------
amount of $7,000 for services for the week ending October 22, 1999.

     3.  Contract Termination.  In settlement of all amounts due under the
         --------------------
Services Agreement, the Company will pay the following amounts:

         (a) $55,357.14 representing the termination charge less the retainer already paid; and

         (b) $1,400 representing the purchase of airline tickets to be kept by the company.

     4.  Cumetrix Apartment.  Inverness and Davidson shall have the use of the
         ------------------
Cumetrix leased apartment for a period not to exceed 30 days.

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     5.  General Release of Claims.  Davidson, Inverness and the Company each
         -------------------------
expressly waives any claims against any other party hereto and releases each other party (including officers, directors, stockholders, managers, agents, and representatives) from any claims that any of them may have in any way connected with Davidson's employment with Company or the Services Agreement, whether or not such claims are currently known or unknown. It is understood that this release includes, but is not limited to, any claims for wages, bonuses, employment benefits, or damages of any kind whatsoever, arising out of any contracts, express or implied, any covenant of good faith and fair dealing, express or implied, any theory of unlawful discharge, any legal restriction an Company's right to terminate employees, or any federal, state or other governmental statute or ordinance, including, without limitation, Title VII of the Civil Rights Act of 1964, the federal Age Discrimination in Employment Act of 1967 (29 U.S.C. (S) 21, et seq.), any state laws concerning discrimination or harassment, or any other legal limitation on the employment relationship.

         This waiver and release shall not waive or release claims where the events in dispute first arise after execution of this Agreement, nor shall it preclude Davidson, Inverness or Company from filing a lawsuit for the exclusive purpose of enforcing rights under this Agreement.

     6.  Release of Unknown Claims.  It is the intention of Davidson, Inverness
         -------------------------
and Company that this Agreement is a General Release which shall be effective as a bar to each and every claim, demand, or cause of action it releases. Each party recognizes that he or it may have some claim, demand, or cause of action against another party of which he or it is totally unaware and unsuspecting which he or it is giving up by execution of the General Release. It is the intention of the parties in executing this Agreement that it will deprive each of them of each such claim, demand or cause of action and prevent any of them from asserting it against any other party. In furtherance of this intention, each of the parties expressly waives any rights or benefits conferred by the provisions of Section 1542 of the Civil Code of the State of California, which provides as follows:

     "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

     7.  Confidential Information.  Davidson, in the performance of Davidson's
         ------------------------
duties on behalf of the Company, had access to, received and was entrusted with confidential information, including but in no way limited to, development, marketing,

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organizational, financial, management, administrative, production, distribution and sales information, data, specifications and processes presently owned or at any time in the future in the course of its business that is not otherwise in the public domain (collectively, the "Confidential Material"). All such Confidential Material is considered secret and was available to Davidson in confidence. Except in the performance of duties on behalf of the Company, Davidson shall not disclose or use any such Confidential Material, unless such Confidential Material ceases (through no fault of Davidson) to be confidential because it has become part of the public domain. All records, files, drawings, documents, equipment and other tangible items, wherever located, relating in any way to the Confidential Material or otherwise to the Company's business, which Davidson prepares, uses or encounters, shall be and remain the Company's sole and exclusive property and shall be included in the Confidential Material. Whenever requested by the Company, Davidson shall promptly deliver to the Company any and all of the Confidential Material, not previously delivered to the Company, that may be or at any previous time has been in Davidson's possession or under Davidson's control.

     8.  Severability.  The provisions of this Agreement are severable, and if
         ------------
any part of it is found to be unlawful or unenforceable, the other provisions of this Agreement shall remain fully valid and enforceable to the maximum extent consistent with applicable law.

     9.  Knowing and Voluntary Agreement.  Each party hereto represents and
         -------------------------------
agrees that he or it has read this Agreement, understands its terms and the fact that it releases any claim he or it might have against another party, and each has had sufficient time to consider this Agreement and seek legal counsel.

     10. Entire Agreement.  This Agreement sets forth the entire understanding
         ----------------
between the parties and supersedes any prior agreements or understandings, express or implied, pertaining to the terms of Davidson's employment with Company and the termination of the employment relationship and the Services Agreement. Each party acknowledges that in executing this Agreement, he or it does not rely upon any representation or statement by any representative of any other party concerning the subject matter of this Agreement.


                     [this space intentionally left blank]

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     IN WITNESS WHEREOF, the parties have executed this Agreement as of the dates indicated below.

                           CUMETRIX DATA SYSTEMS CORP.

                           By /s/ Max Toghraie
                             -----------------------------------------
                             Its President

                           Dated: Oct. 22, 1999

                              /s/ John Davidson
                           -------------------------------------------
                           John Davidson

                           Dated: Oct. 22, 1999


                           INVERNESS PARTNERS, INC.

                           By /s/ John Davidson
                             -----------------------------------------
                             John Davidson

                           Dated: Oct. 22, 1999

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